Exhibit 99.2

HCP Announces Pricing of Tender Offers

IRVINE, Calif., July 5, 2019 /PRNewswire/ — HCP, Inc. (NYSE: HCP) announced today the consideration payable in connection with its previously announced tender offers (the “Tender Offers”) to purchase for cash up to an aggregate principal amount of $500,000,000 (the “Aggregate Maximum Tender Amount”) of its 4.250% Senior Notes due 2023 (the “2023 Notes”) and its 4.000% Senior Notes due 2022 (the “2022 Notes” and, together with the 2023 Notes, the “Notes”) as described in the table below.

Title of Note	CUSIP Number	Principal Amount Outstanding	Target Allocation	Acceptance Priority Level	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)	Total Consideration (1)(2)
4.250% Senior Notes due 2023	40414LAJ8	$800,000,000	$250,000,000	1	2.000% UST due 5/31/2024	FIT1	+72 bps	$30	$1,065.27
4.000% Senior Notes due 2022	40414LAP4	$600,000,000	$250,000,000	2	1.750% UST due 6/15/2022	FIT1	+57 bps	$30	$1,049.49

(1)          Per $1,000 principal amount.

(2)          The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as set forth in the table above) and is inclusive of the applicable Early Tender Premium (as set forth in the table above).

The Tender Offers were made on the terms and conditions set forth in the Offer to Purchase, dated June 20, 2019, as amended on June 20, 2019 (as the same may be further amended or supplemented, the “Offer to Purchase”). The Tender Offers will expire at 12:00 midnight, New York City Time, at the end of July 18, 2019, unless the applicable Tender Offer is earlier terminated.

The applicable “Total Consideration” for each $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable Tender Offer was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for each series of Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, today.

Only holders of Notes who validly tendered and did not validly withdraw their Notes at or prior to 12:00 midnight, New York City Time, at the end of July 3, 2019 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Time”) are eligible to receive the Total Consideration for such Notes accepted for purchase.  Holders of each series of Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable settlement date. Withdrawal rights for the Notes expired at 12:00 midnight, New York City Time, at the end of July 3, 2019. On July 8, 2019, HCP expects to pay for the Securities that were validly tendered prior to or at the Early Tender Time and that are accepted for purchase. Since the Tender Offers were fully subscribed as of the Early Tender Time, HCP does not expect to accept for purchase any Notes tendered after the Early Tender Time.

The terms and conditions of the Tender Offers provide that, subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions of the Tender Offers, HCP will accept for purchase on the Early Settlement Date (which is expected to be July 8, 2019) Notes validly tendered as of the Early Tender Time in the Tender Offers, as follows: (i) first, up to $250,000,000 aggregate principal amount of each series of Notes (with respect to each series of Notes, the “Target Allocation”); and (ii) second, if Notes of any series are tendered in an aggregate principal amount in excess of the Target Allocation, HCP will accept for purchase any Notes tendered in excess of the applicable Target Allocation, based on the Acceptance Priority Levels set forth in the table above (with the Company’s 2023 Notes having a higher Acceptance Priority Level than the Company’s 2022 Notes).

Because the aggregate principal amount of the Notes validly tendered and not validly withdrawn exceeds the Aggregate Maximum Tender Amount, HCP will not accept for purchase all of the Notes that have been validly tendered and not validly withdrawn and will only accept for purchase the Aggregate Maximum Tender Amount of those Notes.  In addition, because the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn exceeds its Target Allocation, HCP will only accept for purchase $250,000,000 aggregate principal amount of each series of Notes. Accordingly, the Notes of each series validly tendered and not validly withdrawn will be subject to proration. The Company will use a proration rate of approximately 53% for the 2023 Notes and approximately 67% for the 2022 Notes. Such Notes tendered by a holder will be multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment.

Information Relating to the Tender Offers

Mizuho Securities USA LLC, Credit Suisse Securities (USA) LLC and Scotia Capital (USA) Inc. are serving as the dealer managers for the Tender Offers.  Investors with questions regarding the Tender Offers may contact Mizuho Securities USA LLC at (212) 205-7736 (collect) or (866) 271-7403 (toll-free), Credit Suisse Securities (USA) LLC at (212) 538-2147 (collect) or (800) 820-1653 (toll-free) or Scotia Capital (USA) Inc. at (800) 372-3930 (toll-free).

None of HCP or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to any of the Tender Offers, and neither HCP nor any such other person has authorized any person to make any such recommendation.  Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offers do not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful.  The full details of the Tender Offers are included in the Offer to Purchase.  Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they contain important information.  The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/HCP/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4500 (bankers and brokers can call collect at (212) 430-3774).

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests in real estate serving the healthcare industry in the United States.  HCP owns a large-scale portfolio primarily diversified across life science, medical office and senior housing.  Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include, but are not limited to, HCP’s ability to complete the Tender Offers and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase and in its Securities and Exchange Commission filings.  Although HCP believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, HCP can give no assurance that the expectations will be attained or that any deviation will not be material.  All information in this release is as of the date of this release, and HCP undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns

Vice President — Finance and Investor Relations

(949) 407-0400